As filed with the Securities and Exchange Commission on December 20, 2001
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                                       AXA
             (Exact name of registrant as specified in its charter)

       THE REPUBLIC OF FRANCE                                     N/A
   (State or other jurisdiction of                           (IRS Employer
   incorporation or organization)                        Identification Number)

                                ---------------

                     25 AVENUE MATIGNON--75008 PARIS--FRANCE
                             (011 33 1) 40 75 57 00
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                ---------------

                               AXA SHAREPLAN 2001
                            (Full Title of the Plan)

                                ---------------

                             RICHARD V. SILVER, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                               AXA FINANCIAL, INC.
                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 314-4530
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ---------------


                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================

     TITLE OF SECURITIES         AMOUNT TO BE          OFFERING               MAXIMUM              AMOUNT OF
       TO BE REGISTERED          REGISTERED(2)    PRICE PER SHARE(3)     AGGREGATE OFFERING    REGISTRATION FEE
                                                                              PRICE(3)
--------------------------------------------------------------------------------------------------------------------

     Ordinary Shares (1)           5,250,000              $15.43                  $81,007,500             $19,400
====================================================================================================================

(1) These shares may be represented by the Registrant's American Depositary Shares, each of which represents one ordinary share. American Depositary Shares issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-13376).

(2) AXA's Registration Statement No. 333-70516 filed with the Securities and Exchange Commission on September 28, 2001 registered 500,000 Ordinary Shares under AXA Shareplan 2001. With this Registration Statement, an aggregate of 5,750,000 Ordinary Shares are registered for sale pursuant to AXA Shareplan 2001.

(3) The offering price per Ordinary Share was fixed at $15.43. More than 5,700,000 Ordinary Shares were subscribed for.

     The contents of AXA's Registration Statement on Form S-8 (No. 333-70516) filed with the Securities and Exchange Commission on September 28, 2001 are incorporated herein by reference.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on December 19, 2001.


                                AXA


                                By:  /s/ Gerard de La Martiniere
                                     -----------------------------------
                                      Gerard de La Martiniere
                                      Member of the Management Board,
                                          Chief Financial Officer

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gerard de La Martiniere, as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this registration statement, supplements to this registration statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933 relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                        Name                                             Title                     Date
                        ----                                             -----                     ----

/s/ Henri de Castries                                 Chairman of the Management                   December 19, 2001
-----------------------------------                   Board (Principal
Henri de Castries                                     Executive Officer)

/s/ Gerard de La Martiniere                           Member of the Management                     December 19, 2001
-----------------------------------                   Board, Chief Financial
Gerard de La Martiniere                               Officer

/s/ Jacques Tabourot                                  Group Financial Controller                   December 19, 2001
-----------------------------------                   (Principal Accounting Officer)
Jacques Tabourot

/s/ Francoise Colloc'h                                Vice Chairman of the                         December 19, 2001
-----------------------------------                   Management Board
Francoise Colloc'h



                                                      Member of the
-----------------------------------                   Management Board
Francois Pierson

/s/ Christopher M. Condron                            Vice Chairman of the Management              December 19, 2001
-----------------------------------                   Board (Authorized Representative
Christopher M. Condron                                in the United States)

                                  EXHIBIT INDEX

Exhibit
Number          Description of Exhibit
--------        ----------------------

23.1            Consent of Befec-Price Waterhouse.

24              Powers of Attorney (included on the signature pages hereto).

                                   EXHIBIT 23.1



                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in AXA's Registration Statement on Form S-8 to be filed December 20, 2001 of our report dated March 15, 2001 (except for Note 25 which is dated May 9, 2001) relating to the consolidated financial statements and financial statement schedule, which appears on Page F-1 of AXA's Annual Report on Form 20-F for the year ended December 31, 2000.

Befec - Price Waterhouse
Member of PricewaterhouseCoopers




By:  /s/ Gerard Dantheny
     -----------------------------------
     Gerard Dantheny
     Paris, France
     December 19, 2001